UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 23, 2026

Date of Report (Date of earliest event reported)

Aprea Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39069	84-2246769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3805 Old Easton Road Doylestown, PA (Address of principal executive offices)	18902 (Zip Code)

Registrant's telephone number, including area code: (215) 948-4119 (Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	APRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 23, 2026, Aprea Therapeutics, Inc. (the “Company”) received a notification letter from The Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that, while the Company has not yet regained compliance with the $1.00 minimum bid price required for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), Nasdaq has determined that the Company is eligible for an additional 180 calendar day period, or until January 19, 2027 (the “Second Compliance Period”), to regain compliance with the Minimum Bid Price Requirement.

As previously reported, on January 23, 2026, the Company received a deficiency notice from Nasdaq informing the Company that its common stock (the “Common Stock”) had failed to comply with the Minimum Bid Price Requirement and, pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company was initially provided 180 calendar days, or until July 22, 2026, to regain compliance.

If at any time during the Second Compliance Period, the closing bid price of the Common Stock is at least $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide the Company with written confirmation of compliance. If compliance with the Minimum Bid Price Requirement cannot be demonstrated by January 19, 2027, Nasdaq will provide written notification that the Common Stock will be delisted from Nasdaq. At that time, the Company may appeal Nasdaq’s determination to a hearings panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aprea Therapeutics, Inc.

Dated: July 23, 2026	By:	/s/ Oren Gilad
	Name:	Oren Gilad, Ph.D.
	Title:	President and Chief Executive Officer